Exhibit 99.1



                 Two Corporate Backed Trust Certificates Deals
                               to be Terminated

NEWS RELEASE-- IMMEDIATE

           New York, New York - May 6, 2004: Corporate Backed Trust Certificates, Verizon New York Debenture-Backed Series 2004-1 Trust and Corporate Backed Trust Certificates, Verizon New York Debenture-Backed Series 2004-5 Trust, each of which has been established by Lehman ABS Corporation, today announced that, because of events described in the following paragraph, the securities held by each trust will be liquidated and the proceeds will be distributed to certificateholders in accordance with the terms of the related trust agreements. The trusts have issued certificates relating in the aggregate to $230,144,000 principal amount of 7 3/8% Debentures, Series B, due 2032 issued by Verizon New York Inc.

           On May 4, 2004, Verizon New York Inc. filed a Form 15 with the Securities and Exchange Commission whereby it elected to suspend its duty to file periodic reports under certain sections of the Securities Exchange Act of 1934. Under the terms of the trust agreement in respect of each trust, such event requires that the trust be terminated.

           A later announcement will set forth additional details.